UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: December 17, 2007

UNICO INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Arizona	000-30239	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108

(Address of principal executive offices)

Registrant's telephone number, including area code: (619) 209-6124

N/A

(Former name or former address, if changed since last report)

SECTION 8

OTHER EVENTS

ITEM 8.01

OTHER EVENTS

The Company mailed definitive proxy materials to its shareholders seeking to approve a proposal to amend the Company’s articles of incorporation to authorize the board of directors, in its discretion, to effect a reverse stock split of the Company’s common stock at a ratio of up to one-for-five hundred during the six month period following the date of a special meeting of shareholders originally scheduled for December 21, 2007.

On December 17, 2007, plaintiff Legacy Trading Group (“Legacy”), a California limited liability company, filed an action against Unico alleging violation of Section 14(a) and (c) of the Securities Exchange Act of 1934 and the Rules promulgated thereunder, and Arizona Revised Statute § 19-705.  The action was filed in the United States District Court, Southern Division of California (Civil No. 07CV 2344-L (RBB)).  Legacy filed an ex parte application for a Temporary Restraining Order (“TRO”), contending that notice of the special meeting of Unico’s shareholders and/or the related proxy statement were not provided to all shareholders.  At a hearing held on December 18, 2007, the Court granted the application for a TRO, and enjoined and restrained Unico from holding the special meeting of the shareholders on December 21, 2007 or at any other time until the preliminary injunction hearing in this matter is heard.  The preliminary injunction hearing is scheduled for January 7, 2008.

Unico believes notice of the special meeting of Unico’s shareholders and the related proxy statement for the December 21, 2007 special meeting were sent to all shareholders entitled to receive such pursuant to applicable federal proxy rules and the Arizona Revised Statutes.  However, since the TRO prevented the Company from holding the special meeting of shareholders on December 21, 2007, the Company is rescheduling the special meeting of shareholders.  The Company will properly notify shareholders when the specific time, date and location of the meeting have been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: December 21, 2007

/s/ Mark Lopez

                       Mark Lopez, Chief Executive Officer

SEC/0837